Exhibit 5.1 ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com

October 8, 2021

LM Funding America, Inc. 1200 West Platt Street, Suite 100 Tampa, Florida 33606

Ladies and Gentlemen:

We have acted as counsel to LM Funding America, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (333-259423) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale of (i) 5,285,412 units, as well as an over-allotment option described in the Registration Statement to purchase up to 792,811 additional units, (collectively, the “Units”), with each Unit consisting of one share of common stock, $0.001 par value per share (each a “Common Warrant Share”) and one common warrant to purchase one Share (the “Common Warrants”) and (ii) up to 303,910 representative’s warrants to purchase up to an aggregate of 303,910 Shares (each a “Representative’s Warrant” and, together with the Common Warrants, the “Warrants,” and each Share underlying a Representative’s Warrant, a “Representative’s Warrant Share,” and together with the Common Warrant Shares, the “Warrant Shares”) to be issued to Maxim Group LLC (the “Underwriter”) pursuant to the underwriting agreement to be entered into by and between the Company and the Underwriter (the “Underwriting Agreement”), as set forth in the Registration Statement and the prospectus contained therein. The Units, the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities” herein.

The Securities are to be sold by the Company pursuant to the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)	the Registration Statement;

(b)	the Underwriting Agreement;

(c)	the certificate of incorporation of the Company as in effect on the date hereof and as amended to date;

(d) the bylaws of the Company, as in effect on the date hereof and as amended to date;

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

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(d)	corporate proceedings of the Company relating to its proposed issuance of the Securities; and

(e)	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

We have made such examinations of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.  In addition, we have assumed that the Board of Directors of the Company or a committee thereof has taken action to set the sale price of the Units and the exercise price of the Warrants.  Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Shares.

With regard to our opinion regarding the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of Warrant Shares, future issuances of securities of the Company, including the Warrant Shares, or anti-dilution adjustments to outstanding securities of the Company, including the Warrants, cause the Warrants to be exercisable for more Shares than the number that then remain authorized but unissued.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).   We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and, with respect to the Warrants constituting valid, legally binding, and enforceable obligations of the Company, the laws of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdictions. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.   Our opinion is based on these laws as in effect on the date hereof.  We express no opinion to the extent that any other laws

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are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Securities pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Securities specified in the resolutions of the Company’s Board of Directors or a committee thereof:

1.The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.The Units have been duly authorized for issuance and, when the Units are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company.

3.The Warrants have been duly authorized and, upon delivery of the consideration as provided in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing (including the possible unavailability of specific performance or injunctive relief, concepts of materiality and reasonableness, and the discretion of the court before which a proceeding is brought).

4.The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered against payment therefor upon exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

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/s/ Foley & Lardner LLP

Foley & Lardner LLP

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